EXHIBIT 8.1

LIST OF SUBSIDIARIES

The Company presently wholly owns Far East, a Hong Kong corporation, which, in turn, owns the following corporations:

Wholly-Owned

•                     Euro Tech Trading (Shanghai) Limited – a People’s Republic of China corporation

•                     Euro Tech (China) Limited – a Hong Kong corporation

•                     ChinaH2O.com Limited – a Hong Kong corporation

•                     Shanghai Euro Tech Limited – a People’s Republic of China corporation

•                     Shanghai Euro Tech Environmental Engineering Company, Ltd. – a People’s Republic of China corporation

•                     Chongqing Euro Tech Rizhi Technology Company,Limited – a People’s Republic of China corporation

•                     Rizhi Euro Tech Instrument (Shaanxi) Company Limited– a People’s Republic of China corporation

•                     Guangzhou Euro Tech Environmental Equipment Company Limited – a People’s Republic of China corporation

Majority Owned

•                     Yixing Pact Environmental Technology Company Limited – a PRC corporation

•                     Pact Asia Pacific Limited – a BVI corporation